Exhibit 99.1

Virtual Radiologic Corp Announces Fourth Quarter and Full Year 2009 Financial Results

Reports 2009 Revenue up 13 Percent to $120.7 Million and

Adjusted EBITDA up 34 Percent to $27.6 Million;

Provides 2010 Guidance

MINNEAPOLIS--(BUSINESS WIRE)--January 25, 2010--Virtual Radiologic Corp. (NASDAQ: VRAD), a leading provider of virtual radiology services and technology solutions, today reported financial results for its fourth quarter and full year ended December 31, 2009.

Full Year Financial Highlights

  Read volume up 21% to 2.7 million
  Revenue up 13% to $120.7 million
  Adjusted EBITDA(1) up 34% to $27.6 million and 23% of revenue
  Adjusted net income(2) up 31% to $12.7 million; adjusted diluted earnings per share(3) (EPS) up 37% to $0.78
  GAAP net income of $7.9 million; GAAP diluted EPS of $0.48
  Cash of $50.2 million, up from cash and short-term investments of $29.3 million at December 31, 2008; the Company has no debt

Fourth Quarter Financial Highlights

  Read volume up 16% to 687,000
  Revenue up 6% to $29.9 million
  Adjusted EBITDA(1) up 16% to $5.8 million and 19% of revenue
  Adjusted net income(2) up 18% to $2.4 million; adjusted diluted earnings per share(3) (EPS) up 25% to $0.15
  GAAP net income of $1.1 million; GAAP diluted EPS of $0.07

Additional Fourth Quarter Highlights

  Finals volume grew 47%, representing 32% of total volume
  Ranked #1 in Teleradiology Services by KLAS for second consecutive year
  Released vRad Enterprise Connect 2.1, providing radiology practices with added productivity and growth tools
  Named to Deloitte’s 2009 Technology Fast 500™
  Completed deployment of proprietary vRad PACS to all of its 143 affiliated radiologists

“We are pleased with our full year financial performance despite the challenging economic environment that existed throughout 2009,” said Rob Kill, Virtual Radiologic’s president and chief executive officer. “We believe we have positioned Virtual Radiologic to continue as the innovative growth leader in the virtual radiology arena.”

Fourth Quarter and Full Year Results

Total revenue increased 6% to $29.9 million and 13% to $120.7 million for the three and twelve months ended December 31, 2009, compared to $28.3 million and $106.6 million for the three and twelve months ended December 31, 2008. The increase in revenue over the fourth quarter and full year of 2008 resulted primarily from a 14% year-over-year increase in the number of hospitals and medical facilities served to 1,173 as of December 31, 2009, representing approximately 19% of all hospitals in the United States.

Adjusted EBITDA increased 16% to $5.8 million and 34% to $27.6 million for the three and twelve months ended December 31, 2009, compared to $5.0 million and $20.5 million for the three and twelve months ended December 31, 2008. Adjusted EBITDA was 19% and 23% of revenue for the three and twelve months ended December 31, 2009 compared to 18% and 19% for the prior year periods.

Adjusted net income increased 18% to $2.4 million and 31% to $12.7 million for the three and twelve months ended December 31, 2009, compared to $2.0 million and $9.7 million for the three and twelve months ended December 31, 2008. This resulted in an adjusted diluted EPS of $0.15 and $0.78 for the three and twelve months ended December 31, 2009, compared to $0.12 and $0.57 for the three and twelve months ended December 31, 2008.

GAAP net income was $1.1 million and $7.9 million for the three and twelve months ended December 31, 2009, compared to $890,000 and $8.5 million for the three and twelve months ended December 31, 2008, resulting in diluted earnings per share of $0.07 and $0.48 for the three and twelve months ended December 31, 2009, compared to $0.05 and $0.50 for the three and twelve months ended December 31, 2008, respectively.

2010 Guidance

The Company is providing the following guidance for the full year of 2010:

  Revenue ranging from $127.0 million to $131.0 million
  Adjusted EBITDA ranging from $28.0 million to $30.0 million
  Adjusted net income ranging from $12.6 million to $13.8 million
  Adjusted diluted earnings per share ranging from $0.75 to $0.82

Conference Call Information

The Company will be hosting a conference call January 25, 2010 at 4:30 p.m. Eastern Time to discuss these results and provide a general business update. Participants can access the call by dialing (800) 561-2693 (within the United States and Canada), or (617) 614-3523 (outside the United States and Canada), using passcode 78354286. A live webcast of the conference call will be available on the Company’s corporate web site at http://ir.virtualrad.com under “Calendar of Events.” A replay of the call will be available from 7:30 p.m. Eastern Time on Monday, January 25, 2010, through midnight on Monday, February 1, 2010. Access the replay by dialing (888) 286-8010 or (617) 801-6888, using passcode 62331925.

About Virtual Radiologic

Virtual Radiologic Corporation (vRad) is a national radiology practice working in partnership with radiologists and hospitals to optimize radiology’s pivotal role in the delivery of patient care. Enabled by next-generation technology, vRad’s collaborative partnerships enhance productivity and deliver demonstrated quality outcomes that help lower the overall cost of care. vRad’s 143 affiliated radiologists serve 1,170 facilities (nearly 20% of U.S. hospitals), reading more than 2.6 million interpretations annually with unparalleled subspecialist expertise and expedited time to diagnosis. Continually recognized for high-quality reports and industry-leading service, vRad is ranked #1 in the teleradiology services category by independent healthcare research firm KLAS and has received the Joint Commission Gold Seal of Approval each year since 2004. For more information, visit www.vrad.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about plans, objectives, strategies and prospects regarding, among other things, vRad’s business and results of operations. These statements can be identified by the use of words such as “will,” “believe,” “expect,” and “anticipate” and similar terms or expressions of future expectation. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of vRad to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For examples of such risks and uncertainties, please see vRad’s Annual Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. vRad undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

Notes Regarding the Use of Non-GAAP Financial Measures

vRad records its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In addition, vRad is providing certain supplemental non-GAAP information which the Company believes to be an important indicator of its financial performance. vRad uses the following non-GAAP financial measures:

  Adjusted EBITDA – net income excluding the net effects of interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves);
  Adjusted net income – net income excluding the effects of non-cash stock-based compensation, net of tax, and medical malpractice loss reserves (other than specific case reserves), net of tax; and

  Adjusted diluted earnings per share – adjusted net income divided by weighted average diluted shares outstanding.

vRad presents these non-GAAP financial measures because it believes that they are a useful indicator of its performance and on-going operations. The Company believes that these non-GAAP financial measures are useful to investors in part because such measures are frequently used by securities analysts to measure a company’s operating performance without regard to certain items, such as income tax expense, net interest income and depreciation and amortization, which can vary substantially from company to company. vRad’s management also uses these non-GAAP financial measures in order to review and assess its operating performance and its management team in connection with certain incentive programs and the preparation of its financial projections.

Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are not measurements of the Company’s financial performance under GAAP and may not be comparable to the calculation of similarly titled measures reported by other companies. These measures should not be considered as an alternative to net income, earnings per share or any other performance measures derived in accordance with GAAP.

(1)	Adjusted EBITDA consists of net income excluding the net effects of interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves). See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to adjusted EBITDA.

(2)	Adjusted net income consists of net income excluding the effects of non-cash stock-based compensation, net of tax, and medical malpractice loss reserves (other than specific case reserves), net of tax. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to adjusted net income.

(3)	Adjusted diluted earnings per share consists of adjusted net income divided by weighted average diluted shares outstanding. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to adjusted diluted earnings per share.

VIRTUAL RADIOLOGIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenue	$29,945	$28,301	$120,736	$106,567

Operating costs and expenses
Professional services	15,280	14,187	58,735	49,363
Sales, general and administrative	11,046	11,050	42,317	38,717
Depreciation and amortization	1,871	1,343	6,863	4,700
Total operating costs and expenses	28,197	26,580	107,915	92,780

Operating income	1,748	1,721	12,821	13,787

Other income (expense)
Interest income	63	149	220	599
Interest expense	-	-	(5)	-
Total other income	63	149	215	599

Income before income tax expense	1,811	1,870	13,036	14,386

Income tax expense	726	976	5,143	5,918
Net income	1,085	894	7,893	8,468

Non-controlling interest expense	-	4	-	14

Net income attributable to Virtual Radiologic	$1,085	$890	$7,893	$8,454

Earnings per common share
Basic	$0.07	$0.06	$0.50	$0.51
Diluted	$0.07	$0.05	$0.48	$0.50
Weighted average common shares outstanding
Basic	15,907	15,938	15,872	16,500
Diluted	16,332	16,256	16,283	16,976

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Adjusted EBITDA(1)	$5,799	$4,983	$27,560	$20,549
Adjusted net income(1)	$2,391	$2,023	$12,662	$9,681
Adjusted diluted earnings per share(1)	$0.15	$0.12	$0.78	$0.57

(1) See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to the non-GAAP financial measures presented in this table.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS
(Unaudited)
(in thousands, except per share data)

The following table reconciles the GAAP financial measure of Net income to the non-GAAP supplemental financial measure of Adjusted EBITDA which excludes the effects of interest, income taxes, depreciation and amortization, non-cash stock-based compensation expense, and medical malpractice loss reserves (other than specific case reserves). See "Notes Regarding the Use of Non-GAAP Financial Measures" for more information related to the non-GAAP financial measures presented in this table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Reconciliation of Net income to Adjusted EBITDA:

Net income	$1,085	$894	$7,893	$8,468
Income tax expense	726	976	5,143	5,918
Interest income, net	(63)	(149)	(215)	(599)
Depreciation and amortization	1,871	1,343	6,863	4,700
EBITDA	3,619	3,064	19,684	18,487
Physician non-cash stock-based compensation	134	499	787	(479)
Employee non-cash stock-based compensation	585	423	2,420	1,544
Medical malpractice loss reserves(1)	1,461	997	4,669	997
Adjusted EBITDA	$5,799	$4,983	$27,560	$20,549

(1) Medical malpractice loss reserves exclude specific case reserves.

The following table reconciles the GAAP financial measures of Net income and Diluted earnings per share to the non-GAAP supplemental financial measures of Adjusted net income and Adjusted diluted earnings per share which exclude the effects of non-cash stock-based compensation expense, net of tax, and medical malpractice loss reserves (other than specific case reserves), net of tax. See "Notes Regarding the Use of Non-GAAP Financial Measures" for more information related to the non-GAAP financial measures presented in this table.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Reconciliation of Net income to Adjusted net income:

Net income	$1,085	$894	$7,893	$8,468
Physician non-cash stock-based compensation, net of tax	80	293	477	(282)
Employee non-cash stock-based compensation, net of tax	350	249	1,465	908
Medical malpractice loss reserves, net of tax(1)	876	587	2,827	587
Adjusted net income	$2,391	$2,023	$12,662	$9,681

Reconciliation of Diluted earning per share to Adjusted diluted earnings per share:

Diluted earnings per share	$0.07	$0.05	$0.48	$0.50
Physician non-cash stock-based compensation, net of tax	0.01	0.02	0.03	(0.02)
Employee non-cash stock-based compensation, net of tax	0.02	0.01	0.09	0.05
Medical malpractice loss reserves, net of tax(1)	0.05	0.04	0.18	0.04
Adjusted diluted earnings per share	$0.15	$0.12	$0.78	$0.57

Weighted average diluted shares outstanding	16,332	16,256	16,283	16,976

(1) Medical malpractice loss reserves exclude specific case reserves.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS - CONTINUED
(Unaudited)
(in millions, except per share data)

The following tables reconcile the non-GAAP financial measures provided in the Company's fiscal year 2010 guidance to their closest comparable GAAP financial measure. See "Notes Regarding the Use of Non-GAAP Financial Measures" for more information related to the non-GAAP financial measures presented in this table.
	Year Ended
	December 31,
	2010

Net income	$6.9	-	$8.1
Income tax expense	4.6	-	5.4
Interest income, net	(0.2)	-	(0.2)
Depreciation and amortization	7.3	-	7.3
EBITDA	18.6	-	20.6
Physician non-cash stock-based compensation	1.2	-	1.2
Employee non-cash stock-based compensation	2.6	-	2.6
Medical malpractice loss reserves	5.6	-	5.6
Adjusted EBITDA	$28.0	-	$30.0

Net income	$6.9	-	$8.1
Physician non-cash stock-based compensation, net of tax	0.7	-	0.7
Employee non-cash stock-based compensation, net of tax	1.6	-	1.6
Medical malpractice loss reserves, net of tax	3.4	-	3.4
Adjusted net income	$12.6	-	$13.8

Diluted earnings per share	$0.41	-	$0.48
Physician non-cash stock-based compensation, net of tax	0.04	-	0.04
Employee non-cash stock-based compensation, net of tax	0.10	-	0.10
Medical malpractice loss reserves, net of tax	0.20	-	0.20
Adjusted diluted earnings per share	$0.75	-	$0.82

Diluted weighted average shares outstanding(1)			16.7

(1)Diluted weighted average shares outstanding for the full year 2010 are calculated using the treasury stock method in accordance with GAAP based on forecast assumptions made by the Company.

VIRTUAL RADIOLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA
(Unaudited)

			As of	As of
			December 31,	December 31,
			2009	2008
			(in thousands)

Cash and cash equivalents			$50,163	$19,180
Short-term investments			-	10,136
Accounts receivable, net			17,384	17,383
Other current assets			4,258	4,826
Other assets			22,396	19,476
Total assets			$94,201	$71,001
Current liabilities			$14,848	$11,087
Other liabilities			10,522	3,397
Total liabilities			25,370	14,484
Total stockholders' equity			68,831	56,517
Total liabilities and stockholders' equity			$94,201	$71,001

			As of December 31,
			2009	2008
Affiliated radiologists providing services			143	134
Customers			655	621
Hospitals and other medical facilities served			1,173	1,026

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Total reads	687,298	591,091	2,668,043	2,200,365
Percentage growth over prior year period	16%	30%	21%	30%
Same site volume growth(1)	7%	2%	5%	6%
Percentage of read revenue from final reads	32%	27%	28%	24%

(1) Same-site volume growth is calculated as the percentage increase in the number of reads over the comparable prior year period generated by a facility that has been under contract for at least three months at the beginning of the measurement period and remains a customer throughout that period.

CONTACT:
Virtual Radiologic Corporation
Mollie O’Brien, 952-595-1196
Director, Investor and Public Relations
mollie.obrien@vrad.com
http://www.vrad.com